Exhibit 4.161
THOMPSON AMENDMENT AGREEMENT #2

This Amendment Agreement is dated for reference the 13th day of May 2009

BETWEEN:

AURORA-LARDER MINING CORPORATION                        (as to 65%)
P.O. Box 385, 53 Eighth Avenue
Larder Lake, Ontario  P0K 1L0
Telephone:  (705) 643-2345

CJP EXPLORATION INC.                                                             (as to 25%)
P.O. Box 219, 14579 Government Road
Larder Lake, Ontario  P0K 1L0
Telephone:  (705) 643-1122

BARRY McCOMBE                                                                         (as to 10%)
P.O. Box 3085
New Liskeard, Ontario  P0J 1P0

(the above hereinafter collectively referred to as the "Optionors")

OF THE FIRST PART

AND:

AMADOR GOLD CORP.
711 - 675 West Hastings Street
Vancouver, British Columbia V6B 1N2
Telephone:  (604) 685-2222

(the above hereinafter referred to as the "Optionee")

OF THE SECOND PART

WHEREAS the Optionee and the Optionors entered into an option agreement dated for reference the 28th day of March 2005 and amended the 19th day of December 2006 (collectively, the “Thompson Agreement”) and the parties wish to amend the terms of the Thompson Agreement.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1.	Sections 3 and 4 to the Thompson Agreement be deleted in their entirety and replaced with Sections 3 and 4 as written below:

“3.	TERMS OF THE OPTION

In order to maintain the Option in good standing and earn a 100% right, title and undivided interest in and to the Property, the Optionee, subject to paragraph 2, shall:

(a)	pay to the Optionors $5,000 upon receipt of regulatory approval (paid);

(b)	pay to the Optionors a further $5,000 on or before May 11, 2006 (paid);

(c)	pay to the Optionors a further $5,000 on or before May 11, 2007 (paid);

(d)	pay to the Optionors a further $5,000 on or before May 11, 2008 (paid);

(e)	pay to the Optionors a further $8,000 on or before May 30, 2009;

(f)	issue to the Optionors 30,000 common shares of the Optionee upon receipt of regulatory approval (issued);

(g)	issue to the Optionors a further 30,000 common shares of the Optionee on or before May 11, 2006 (issued);

(h)	issue to the Optionors a further 30,000 common shares of the Optionee on or before May 11, 2007 (issued);

(i)	issue to the Optionors a further 30,000 common shares of the Optionee on or before May 11, 2008 (issued); and

(j)	issue to the Optionors a final 30,000 common shares of the Optionee on or before May 30, 2009.

4.           EXERCISE OF THE OPTION

If the Optionee has paid $28,000 and issued 150,000 common shares to the Optionors, the Optionee shall be deemed to have exercised the Option and will have acquired an undivided 100% right, title and interest in and to the Property, subject only to the Royalty Interest reserved to the Optionors.”

2.	In all other respects the terms of the Thompson Agreement remain as written.

3.	Time shall be of the essence of this Amendment Agreement.

4.
The parties hereto covenant and agree to execute and deliver all such further documents as may be required to carry out the full intent and meaning of this Amendment Agreement and to effect the transactions contemplated hereby.

5.	This Amendment Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

6.
This Amendment Agreement together with the Thompson Agreement constitute the entire agreement between the parties and supersedes all previous understandings, communications, representations and agreements between the parties with respect to the subject matter of this Amendment Agreement.

7.	This Amendment Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

AURORA-LARDER MINING CORPORATION    )
)
)
Per: /s/ Dave LaRocque________________              )
              Dave LaRocque                                                 )

CJP EXPLORATION INC.                                         )
)
)
Per: /s/ Jason Ploeger__________________            )
              Jason Ploeger                                                    )

SIGNED and DELIVERED by                                        )
BARRY McCOMBE in the presence of:                    )
                                                                                          )
                       )
Witness Name (printed & signed)                                 )
                                                                                          )         /s/ Barry McCombe
                                                                                          )         BARRY McCOMBE

Witness Address                                                             )
                                                                                          )
                                                                                          )

AMADOR GOLD CORP.                                            )
)
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Per: /s/ Alan Campbell___________________         )
               Alan Campbell, Director                                 )